Exhibit 10.25

BACKUP SERVICING AGREEMENT

This BACKUP SERVICTNG AGREEMENT (the "Agreement"), dated as of January 9, 2014 (the "Effective Date''), is entered into by and between Prosper Funding LLC, a Delaware limited liability company ("PFL"), and First  Associates Loan  Servicing, LLC, a Delaware limited liability company (the "Backup  Servicer").

WHEREAS, PFL owns an online credit platform (the "Platform"), pursuant to which individuals can obtain unsecured consumer loans ("Loans") originated by WebBank, a Utah industrial bank.

WHEREAS, PFL funds each Loan by either (i) issuing borrower payment dependent notes ("Notes", and together with "Loans", the «Obligations") that are entirely dependent for payment on payments received on the corresponding Loan (the "Note Channel"); or (ii) agreeing to sell the Loan to certain qualified institutions, provided that PFL is retained as servicer of the Loan (the "Whole Loan Channel").

WHEREAS, PFL desires that Backup Servicer perform certain backup servicing duties in accordance with the terms of this Agreement, and assume the role of Successor Servicer (i) for the Loans and Notes originated through the Note Channel if requested to do so by the indenture trustee under that certain Amended and Restated Borrower Payment Dependent Notes Indenture, dated as of January 22, 2013 between PFL and Wells Fargo Bank, National Association (the "Indenture"), as amended or supplemented; or (ii) if requested to do so by one of the qualified institutions that purchased Loans through the Whole Loan Channel (each, a "Controlling Party").

WHEREAS, Backup Servicer is willing to perform the backup servicing duties specified herein and to assume the role of Successor Servicer pursuant to the conditions described herein.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, PFL and Backup Servicer hereby agree as follows:

I.	Definitions.

(a)    "Insolvency" means (i) a decree or order of a court or agency or supervisory authority or governmental authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of affairs, that has been entered against a party and where such decree or order shall have remained in force undischarged or unstayed for a period of thirty (30) days; or (ii) consenting to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings; or (iii) commencement of a voluntary or involuntary bankruptcy petition against a party; or (iv) an offer or assignment of compromise for the benefit of a party's creditors.

(b)    "Applicable Law" means all federal, state and local laws, statutes, regulations and orders applicable to a party and relating to or affecting the servicing, collection or administration of any Loan, and all requirements of any governmental authority having jurisdiction over a party with respect to its servicing activities, which includes the Fair Debt Collection Practices Act, the Electronic Transfers Act, the Fair Credit Reporting Act, the Consumer Financial Protection Act of 2010 and the Equal Credit Opportunity Act, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time.

2.	Duties of Backup Servicer.

(a)    In furtherance of its undertaking in Section 3 below, from and after the date hereof until the Appointment Effective Date, Backup Servicer agrees to perform the Backup Servicer functions as set forth in this Section 2.

(b) PFL shall provide to Backup Servicer nightly information that shall include, at a minimum, (i} the status each Loan and its current position (ii) all transaction information posted to each Loan; (iii) payments on each Loan that have been scheduled for a future date; and (iv) current information regarding ownership of each Loan and Note, payment processing information  and borrower and lender contact information with respect to each Loan and Note (the "Backup Servicing Information"). PFL shall provide the Backup Servicing Information via Backup Servicer's secure FTP site or through such other means as shall be agreed to by PFL and Backup Servicer.

(c) Within fifteen (15) business days of receipt of the Backup Servicing Infom1ation for the final business day within a calendar month, Backup Servicer shall load the Backup Servicing Information into Backup Servicer's standby system and provide PFL with a certificate stating that the complete set of Backup Servicing Information has been received for such month (the "Monthly Backup Servicing File"), is in an acceptable format and Backup Servicer is able to begin servicing of any or all of the Obligations within five (5) business days of receipt of such Monthly Backup Servicing File.

(d) Backup Servicer shall receive and review the monthly PFL report related to each Monthly Backup Servicing File, which report shall be in the form attached hereto as Exhibit A (the "Monthly Report"). The Monthly Report shall be provided to Backup Servicer via email or through such other means as shall be agreed to by PFL and Backup Servicer. Backup Servicer shall verify the information set forth on Exhibit B attached hereto, to the extent such information is contained in the Monthly Backup Servicing File. The verification shall compare the information on the Monthly Report to the information produced on Backup Servicer's system using the Monthly Backup Servicing File.

(e) Within fifteen (15) business days of receipt of the Monthly Backup Servicing File, Backup Servicer will deliver to PFL a notice either (i) certifying that it has confirmed the accuracy of the information specified in Exhibit B in the Monthly Report related to such Monthly Backup Servicing File, as described above, or (ii) describing any discrepancies discovered in the information specified in Exhibit B hereto contained in the Monthly Report related to such Monthly Backup Servicing File.

(f)  PFL agrees to provide  Backup  Servicer with  any  information  it  may  reasonably  request  that  is reasonably necessary for Backup Servicer to perform its obligations hereunder.

(g) Except as provided herein, Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of PFL and shall have no liability for any action taken or omitted by PFL. In performing its duties hereunder, Backup Servicer shall have full power and authority to do or cause to be done any and all things in connection with its duties hereunder which it may deem necessary or desirable within the terms of this Agreement.

3,	Appointment as Successor Servicer.

(a)    Backup Servicer and PFL hereby agree that any time during the period beginning on the Effective Date and ending on the date on which this Agreement is terminated or the Obligations have been paid in full, whichever comes first (such period, the "Appointment Period"), at the sole option of (i) the indenture trustee solely with respect to the Loans and Notes originated through the Note Channel, the indenture trustee may appoint Backup Servicer to act as PFL's successor servicer in the event of FL's Insolvency or an Event of Default (as defined in the Indenture); and (ii) a qualified institution solely with respect to the Loans purchased by such qualified institution through the Whole Loan Channel, such qualified institution may appoint Backup Servicer to act as PFL's successor servicer in the event of PFL's Insolvency (as it relates to any such appointment , the "Successor Servicer").

(b) Within five (5) business days of receipt of notice from a Controlling Party (the "Appointment Effective Date") that such Controlling Party has appointed Backup Servicer as a Successor Servicer with respect to the Obligations controlled by such Controlling Party, Backup Servicer shall assume the duties and rights of the servicer with respect to the applicable Loans and/or Notes under a servicing agreement to be entered into between such Controlling Party and  Backup  Servicer (a "Servicing Agreement"). Backup Servicer agrees to offer the following financial terms to each Controlling Party who enters into a Servicing Agreement: (i) A charge of no more than five dollars ($5.00) per month per Loan serviced; (ii) No separate charge for the servicing of Notes; and (iii) A one-time conversion fee charge of no more than $25,000. In addition, under each Servicing Agreement, Backup Servicer shall agree to service substantially in accordance with PFL's Accepted Servicing Practices, a copy of which is attached hereto as Exhibit C, as such may be amended from time to time by providing written notice to Backup Servicer, and Applicable Law, unless otherwise agreed to in writing between Backup Servicer and the relevant Controlling Party.

(c)    Backup Servicer hereby agrees that in the event that Backup Servicer becomes a Successor Servicer during the Appointment Period, (i) Backup Servicer shall be ready, willing and able to assume, and shall assume, responsibilities for servicing the applicable Loans and/or Notes, and (ii) if appointed Backup Servicer for all outstanding Obligations, all fees set forth herein, except for those Servicing Agreement fee limitations identified in Section 3(b) and agreed to by Backup Servicer, shall no longer be payable to Backup Servicer.

4.	Backup Servicer's Fees. In connection with this Agreement, PFL shall pay Backup Servicer the fees set forth in Exhibit D.

5.	Consultation Requirements. PFL shall consult fully with Backup Servicer as may be necessary from time to time for Backup Servicer to perform or carry out its obligations hereunder.

6.	Access to Records.

(a)    Backup Servicer shall afford to PFL and its employees, agents, accountants, advisors and counsel, reasonable access at reasonable times during normal business hours to books, records, documents and other information concerning the conduct and performance of Backup Servicer of its obligations hereunder.

7.	Representations and Warranties. Backup Servicer hereby makes the following representations, warranties and covenants as of the date hereof:

(a)    Organization and Good Standing. It is a limited liability company duty organized, validly existing and in good standing under the laws of the state of Delaware.

(b)    Due Qualification. It is duly qualified to do business and, where necessary, is in good standing as a foreign limited liability company (or is exempt from such requirements), except where the failure to so qualify or obtain such approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement.

(c)    Due Authorization. It has duly authorized, by all necessary action on its part, the execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement.

(d)    No Conflict. Its execution and delivery of this Agreement , its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties arc bound.

(e)    No Violation. Its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and its fulfillment of the terms hereof applicable to it will not conflict with or violate any material law applicable to it.

(f)    No Proceedings. There are no proceedings pending or, to the best of its knowledge, threatened or investigations pending or threatened against it before or by any governmental authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(g) All Consents Required. All material authorizations, consents, orders, approvals or other actions of any governmental authority required to be obtained or effected by it in connection with its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it have been duly obtained or effected and are in full force and effect.

(h)    Enforceability. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(i)    Standard of Care. It shall use a standard of care and diligence reasonable in the consumer loan servicing industry  in providing  the services called for under this Agreement and will act in compliance with all Applicable Law.

8.	Indemnity.

(a)  Indemnity by PFL. PFL agrees to defend, indemnify and hold Backup Servicer and any officers, managers, members, employees or agents of Backup Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees, and expenses (collectively, "Losses") that Backup Servicer may sustain under this Agreement in connection with claims asserted at any time by third parties against Backup Servicer which result from any act taken or any omission by Backup Servicer acting in good faith or Backup Servicer's performance (or lack of performance) under this Agreement, unless such Losses are the result of (i) the breach of this Agreement by Backup Servicer, (ii) Backup Servicer's failure to comply with requirements of Applicable Law, in performing its duties as Backup Servicer hereunder, (iii) the gross negligence or willful misconduct of Backup Servicer or (iv) any failure of the representations and warranties made by Backup Servicer hereunder or in connection herewith to be true and correct in all material respects. The indemnities in this Section 8 shall survive the tem1ination of this Agreement or the removal or resignation of Backup Servicer.

(b) Indemnity by Backup Servicer. Backup Servicer agrees to defend, indemnify and hold PFL and any officers, managers, members, employees or agents of PFL harmless against any and all Losses that PFL may sustain under this Agreement in connection with claims asserted at any time by third parties against PFL which result from any act taken or any omission by Backup Servicer in breach of this Agreement, (ii) Backup Servicer's failure to comply with requirements of Applicable Law, in performing its duties as Backup Servicer hereunder, (iii) the gross negligence or willful misconduct of Backup Servicer or (iv) any failure of the representations and warranties made by Backup Servicer hereunder or in connection herewith to be true and correct in all material respects. The indemnities in this Section 8 shall survive the termination of this Agreement or the removal or resignation of Backup Servicer.

9.	Limitation of Liability.

(a) In conjunction with Backup Servicer's obligations hereunder, Backup Servicer is authorized to accept and rely on all the accounting, records and work of PFL, and Backup Servicer shall have no duty, responsibility, obligation, or liability for the acts or omissions of PFL. The degree of examination of such accounting, records, and work which Backup Servicer deems  necessary to complete any conversion and portfolio transfer in connection with Backup Servicer becoming a Successor Servicer shall not be construed as a representation by Backup Servicer of the accuracy of such accounting, records, and work.

(b) Neither Backup Servicer nor any of its members, managers, officers, employees or agents will be under any liability to PFL or any other person for any action taken or for refraining from the taking of any action in the capacity as Backup Servicer under this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision does not protect Backup Servicer or any such person against any liability that would otherwise be imposed by reason of (i) the gross negligence or willful misconduct of Backup Servicer, (ii) the breach of this Agreement by Backup Servicer, or (iii) any failure of the representations and warranties made by Backup Servicer hereunder or in connection herewith to be true and correct in all material respects when made. Backup Servicer and any of its members, managers, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and  submitted by any person respecting any matters arising hereunder. Backup Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities hereunder and that in its reasonable opinion may involve it in any expense or liability.

(c)    Backup Servicer will have no responsibility and will not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay results from Backup Servicer acting in accordance with information prepared or supplied by any person other than Backup Servicer or the failure of any such other person to prepare or provide such information. In the event Backup Servicer becomes aware of errors, which in the opinion of Backup Servicer, impairs its ability to perform its services hereunder, Backup Servicer shall immediately notify PFL of such errors. Backup Servicer will have no responsibility, will not be in default and will incur no liability for (i) any act or failure to act of any third party, including PFL, (ii) any inaccuracy or omission in a notice or communication received by Backup Servicer from any third party, (iii) the invalidity or unenforceability of any Obligation under Applicable Law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Obligation, or (v)  the acts or omissions of any successor Backup Servicer. Except for the obligations undertaken  by Backup  Servicer  in  this  Agreement,  Backup  Servicer  will  have no obligation to take any action, or to perform any of the duties of PFL until such time as Backup Servicer has become a Successor Servicer.

(d)    Backup Servicer offers no representations concerning, and shall have no liability hereunder with respect to, the collectability, enforceability or other characteristics of the Obligations. Backup Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from Backup Servicer acting in accordance with Applicable Laws, regulations or rules or from acts of God, war or terrorism, insurrection, strikes, stoppages of labor, power or equipment failure or malfunction (including that of any common carrier or transmission line), loss or malfunction of communications or computer (hardware or software) services, emergency conditions, tornado, flood, fire, earthquake or similar event, adverse weather conditions or any other factor, medium, instrumentality or any cause or circumstances, directly or indirectly, beyond Backup Servicer's control or for information prepared or supplied by a person other than Backup Servicer as contemplated hereunder or the failure of any such person to prepare or provide such information.

(e)  THERE ARE NO WARRANTIES MADE BY EITHER PARTY. EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, PUNITIVE, INCIDENTAL OR SPECIAL DAMAGES INCLUDING, BUT NOT LIMITED TO DAMAGES FOR LOSS OF CURRENCY, FUNDS, DATA, PROFITS OR GOODWILL, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.
10.	Termination.

(a) This Agreement may be terminated immediately by PFL upon the occurrence of any of the following conditions:

(i)	Backup Servicer's Insolvency; or

(ii)	Any gross negligence or willful misconduct of Backup Servicer.

(b) This Agreement may be terminated immediately by either party if the other party commits a material breach of this Agreement, which has not been cured within thirty (30) calendar days of the terminating party's written notice of said breach to the non-terminating party.

(c) This Agreement may be terminated by PFL for any reason or no reason following one hundred eighty (180) calendar days' notice to Backup Servicer.

(d) Backup Servicer may terminate this Agreement if it does not receive any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of thirty (30) calendar days after written notice of such failure shall have been given to PFL.

(e) This Agreement will be automatically and immediately terminated when all of the Obligations have been paid in full.

(f) This Agreement will be automatically and immediately terminated with respect to any Loans and/or Notes for which Backup Servicer becomes a Successor Servicer pursuant to Section 3.

11.	Backup Servicer Not to Resign. Except as may provided for in Section 10, Backup Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual written consent of Backup Servicer and PFL or upon the determination that its duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by Backup Servicer without any unreasonable costs or expenses. Any such determination permitting the resignation of Backup Servicer must be in the reasonable determination of Backup Servicer and must be accompanied by an opinion of outside counsel reasonably acceptable to PFL regarding such impermissibility under Applicable Law.

12.	Confidential Information.

(a)    Backup Servicer will preserve the confidentiality of any non-public information ("Confidential Information") obtained by it in connection with its performance of its responsibilities hereunder,  provided, however, that nothing herein shall prevent Backup Servicer from disclosing such information to (a) Backup Servicer's managers, officers, members, employees, agents, subservicers and professional consultants in connection with Backup Servicer's obligations under this Agreement, provided that such persons are informed of the confidential nature of such information and instructed to keep such information confidential, (b) any federal or state regulatory agency having jurisdiction over Backup Servicer, (c) any federal or state regulatory agency or governmental authority to which such disclosure is required (1) to effect compliance with any law, rule, regulation or order applicable to Backup Servicer, (2) in response to any subpoena or legal process) (3) in connection with any litigation or adversary proceedings to which Backup Servicer or any other party hereto is a party, or (4) as required to execute and administer this Agreement or (d) to the extent such information becomes public through no act or fault of Backup Servicer. In the case of any disclosure permitted by clause (b) or (c), Backup Servicer shall use commercially reasonable efforts to (x) provide PFL with advance notice of any such disclosure and {y) cooperate with PFL in limiting the extent or effect of any such disclosure. To the extent that any information provided to Backup Servicer in connection with this Agreement meets the definition of "non-public personal information" as that term is defined in Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. Section 6801 et seq. (the "GLB Act") and/or is subject to protection under any federal or state statute, rule, regulation or guideline relating to privacy (including, but not limited to, the GLB Act and each federal or state rule, regulation or guideline implementing requirements of that statute) ("NPI Rules"), Backup Servicer shall treat such information as confidential and in accordance with the terms of the GLB Act and the NPI Rules, regulations and guidelines implementing requirements thereof. This Section 12 shall survive the termination of this Agreement or the removal or resignation of Backup Servicer.

(b)    Security Event. If Backup Servicer learns or has reason to believe that PFL's Confidential Information has been disclosed or accessed by an unauthorized party (each, a "Security Event"), Backup Servicer will immediately give notice of such event to PFL to the extent permitted by law or law enforcement authorities. In such notification, Backup Servicer will report on the nature of the incident, the estimated impact on PFL and investigative action taken or planned. Security Events shall include, without limitation, violations of Applicable Law. Notwithstanding anything in this provision, Backup Servicer will also comply fully with all Applicable Law applicable to security breaches. Except as may be required by law or law enforcement authorities, to the extent the breach involves "non-public personal information ", Backup Servicer will not notify any of PFL's customers or potential customers of unauthorized access of such Security Event without PFL's express consent or upon PFL's specific instruction. Backup Servicer will be responsible for the costs of any required notifications.

(c)    Return of Confidential Information. Within fifteen (15) calendar days after termination of this Agreement, Backup Servicer shall return to PFL or destroy (and certify as tot the destruction thereof, without retaining any copies) all originals and duplicates of any Confidential Information, as defined in this Section 12, in any form or medium.

13.
Backup Servicer Security Commitment. Backup Servicer shall at its own expense on an annual basis have an SSAE 16, type II audit performed and Backup Servicer shall provide PFL with the results of such audit.

14.	Insurance. Backup Servicer at its sole expense agrees to maintain the following insurance coverage during the Term:

(a)  All insurance required by federal, state, or local law and statute, including Worker's Compensation insurance; and

(b)  Employer's general liability insurance of $2,000,000 per claim and in the aggregate; and

(c)  Errors & Omissions insurance of $2,000,000 per claim and in the aggregate.

15.
Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.

16.
Governing Law. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, WITHOUT REGARD TO ITS CONFLICTS OF LAWS.

17.	Waiver. No waiver, amendment or modification of this Agreement shall be effective unless it is in writing, is signed by the party against whom waiver, amendment, or modification is sought.

18.
 Notices. All notices, demands, instructions and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail. Unless otherwise specified in a notice sent in accordance with the provisions of this section, notices, demands, instructions and other communications in writing will be given to the respective parties at their respective addresses listed on the signature page to this Agreement.

19.
Further Assurances. PFL and Backup Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other parties hereto in order to effect more fully the purposes of this Agreement.

20.
Independent Contractor. Backup Servicer is an independent contractor and shall perform the services called for under this Agreement as such, and not as the agent, employee or servant of PFL. Backup Servicer and PFL shall remain fully responsible for their respective employee's actions, salaries, benefits, taxes, worker's compensation, unemployment insurance, and any other employee costs or benefits. Nothing in this Agreement shall create a partnership or joint venture between Backup Servicer and PFL.

21.
Assignment. Neither party shall assign this Agreement or any of its rights or duties hereunder without the other party's prior written consent, except that either party may assign this Agreement to an affiliate, acquiror of fifty percent (50%) or more of such party's business (by way of stock sale or merger) or successor in interest upon written notice to the non-assigning party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

22.
Integration. This Agreement, including, without limitation, any Exhibits referred to herein and annexed hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof. There are no agreements, representations, warranties, promises, covenants, commitments or undertakings between the parties hereto other than those expressly set forth herein. This Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertakings between the parties hereto, whether written or oral, with respect to the subject matter contained in this Agreement.

23.
No Petition. To the fullest extent permitted by law, Backup Servicer agrees that it shall not file, commence, join, or acquiesce in a petition or a proceeding that causes (a) PFL to be a debtor under any federal or state bankruptcy or similar insolvency Jaw or (b) a trustee, conservator, receiver, liquidator, or similar official to be appointed for PFL or any substantial part of any of its prope1ty.

[Signature page follows]

IN  WITNESS  WHEREOF, each  of  the  parties  has  duly  executed  this  Backup  Servicing Agreement as of the date first written above.

BACKUP SERVICER:

FIRST ASSOCIATES LOAN SERVICING, LLC		PROSPER FUNDING LLC

By:	/s/ Laurence Chiavaro	By:	/s/ Aaron Vermut
Name:	Laurence Chiavaro	Name:	Aaron Vermut
Title:	Executive VP	Title:	President

Address:		Address:
	15373 Innovation Drive, Suite 300		c/o Prosper Marketplace, Inc.
	San Diego, CA 92128		101 Second Street, l5th Floor
	Attention: Laurence Chiavaro		San Francisco, CA 94105
	Executive Vice President		Attention: General Counsel

Exhibit A

Form of Monthly Report

Exhibit B

Information to be Confirmed by Backup Servicer

1.	The aggregate outstanding balance of the Loans at the beginning of the collection period
2.	The number and principal balance of delinquent and defaulted Loans at the close of the collection period
3.	The aggregate outstanding balance of Loans at the close of the collection period

Exhibit C

Accepted Servicing Practices

Exhibit D

Backup Servicer Compensation

(a) A one-time set-up fee of [***] due on the Effective Date of this Agreement.

(b)    The ongoing back-up servicing fee shall be equal to [***] per month for up to a [***] Loan portfolio, and [***] per month for over a [***] Loan portfolio (the "Monthly Fee"). The Monthly Fee shall be billed monthly in advance. For the avoidance of doubt, the Loan portfolio shall be determined based on the Loans for which PFL is servicer (i.e., Loans for which Backup Servicer has taken over as Successor Servicer shall not be included in the calculation).

Legal and any costs relating to due diligence are additional.

(c)    Consulting time provided by Backup Servicer to PFL will be billed at [***] per hour per person, or then current rates, for reasonable time expended at the request of (and with the approval of), or the initiation of, PFL. PFL agrees to pay such reasonable fees within thirty (30) days of receipt of an invoice from Backup Servicer.

(d)    Pre-approved (by PFL), reasonable out-of-pocket expenses incurred by Backup Servicer in its performance of its duties hereunder, including, but not limited to, expenses incurred for travel for site visits, and due diligence.

(e)    The fees and expenses set forth herein are stated in U.S. Dollars, and all invoicing and payments hereunder shall also be in U.S. Dollars. Billing is in advance and PFL shall pay outstanding invoices within thirty (30) days or incur interest charges of 1.5% per month on any outstanding balance or the maximum allowable by law, whichever is less.